Portions of this exhibit have been redacted because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed.
AMENDMENT TO THE
ETF SERIES SOLUTIONS
TRANSFER AGENT SERVICING AGREEMENT
    THIS AMENDMENT, effective as of the last date in the signature block, to the Transfer Agent Servicing Agreement dated as of May 16, 2012, (the “Agreement”), as amended, is entered into by and between ETF SERIES SOLUTIONS, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).
RECITALS
WHEREAS, the parties to the Agreement desire to amend the Agreement to update the funds list on Exhibit BB to add the following funds:
•Defiance Pure 2x Bull Electric Vehicle Daily ETF
•Defiance Pure 2x Bull Semiconductor Daily ETF
•Defiance Pure 2x Bull Airline Daily ETF
•Defiance Pure 2x Bull Banks Daily ETF
•Defiance Pure 2x Bull Oil & Gas Daily ETF
•Defiance Pure 2x Bull Retail Daily ETF
•Defiance Pure 2x Bull Tech Daily ETF
WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.
NOW, THEREFORE, the parties hereby amend the Agreement as follows:
1.Exhibit BB is hereby superseded and replaced in its entirety with Exhibit BB attached hereto.
2.Except to the extent amended hereby, the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first last written below.

ETF SERIES SOLUTIONS	U.S. BANCORP FUND SERVICES, LLC
By: /s/ Isabella K. Zoller	By: /s/ Greg Farley
Name: Isabella K. Zoller	Name: Greg Farley
Title: Secretary	Title: Senior Vice President
Date: January 8, 2023	Date: January 8, 2023

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Exhibit BB to the ETF Series Solutions Transfer Agent Servicing Agreement
Defiance ETFs, LLC
Defiance Next Gen Connectivity ETF
Defiance Quantum ETF
Defiance Next Gen H2 ETF
Defiance Hotel, Airline, and Cruise ETF
Defiance Digital Revolution ETF
Defiance Daily Short Digitizing the Economy ETF
Defiance Pure 2x Bull Electric Vehicle Daily ETF
Defiance Pure 2x Bull Semiconductor Daily ETF
Defiance Pure 2x Bull Airline Daily ETF
Defiance Pure 2x Bull Banks Daily ETF
Defiance Pure 2x Bull Oil & Gas Daily ETF
Defiance Pure 2x Bull Retail Daily ETF
Defiance Pure 2x Bull Tech Daily ETF

Base Fee for Accounting, Administration, Transfer Agent & Account Services at May 2021
The following reflects the greater of the basis point fee or annual minimum1 for funds where Defiance Global acts as Adviser to the fund in the ETF Series Solutions (ESS) ETF Trust.2
Annual Minimum per Fund2            Basis Points on Trust AUM2
Funds [ ]-[ ] $[ ]            First $[ ] [ ]
Funds [ ]- [ ] $[ ]            Next $[ ] [ ]
Funds [ ]+ $[ ]            Next $[ ] [ ]
Balance [ ]
1 Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM.
Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial [ ] year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the service agreement’s [ ]-month period beginning with the Fund’s launch or any anniversary of launch. To avoid doubt, if Adviser launched a Fund on March 1, 2020 and terminated the relationship on June 30, 2021, Adviser would owe U.S. Bank up to [ ]% of $[ ] ($[ ] admin/acct/ta + $[ ]Custody).
Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).
2 Subject to annual CPI increase: All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Fees are calculated pro rata and billed monthly

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Accounting, Administration, Transfer Agent & Account Services (in addition to the Base Fee)
Pricing Services
For daily pricing of each securities (estimated [ ] pricing days annually)
$[ ] – Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
$[ ] – Domestic Corporates, Domestic Convertibles, Domestic Governments and Agency, Mortgage Backed, and Municipal Bonds
$[ ] – CMOs, Money Market Instruments, Foreign Corporates, Foreign Convertibles, Foreign Governments, Foreign Agencies, Asset Backed, and High Yield Bonds
$[ ] – Interest Rate Swaps, Foreign Currency Swaps
$[ ] – Bank Loans
$[ ] – Swaptions, Intraday money market funds pricing, up to[ ] times per day
$[ ] – Credit Default Swaps
$[ ] per Month Manual Security Pricing (>[ ] per day)
NOTE: Prices are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.
Corporate Action Services
Fee for ICE data used to monitor corporate actions
$[ ] per Foreign Equity Security per Month
$[ ] per Domestic Equity Security per Month
$[ ] per CMOs, Asset Backed, Mortgage Backed Security per Month
Trust Chief Compliance Officer Annual Fee
$[ ] for the first fund
$[ ] for each additional fund [ ]-[ ]
$[ ] for each fund over [ ] funds
$[ ] per sub-adviser per fund [capped at $[ ] per sub adviser over the fund complex]
Per adviser relationship, and subject to change based upon board review and approval.
Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
$1 per security per month for fund administrative
SEC Modernization Requirements
Form N-PORT – $[ ] per year, per Fund
Form N-CEN – $[ ] per year, per Fund
Section 15(c) Reporting
    $[ ] per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting
-    Expense reporting package: [ ] peer comparison reports (adviser fee) and (net expense ratio w classes on [ ] report) OR Full 15(c) report
-    Performance reporting package: Peer Comparison Report
    Additional 15c reporting is subject to additional charges
    Standard data source – Morningstar; additional charges will apply for other data services

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of Trustee meetings,

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third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.
Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).
Fees are calculated pro rata and billed monthly
Adviser’s signature not needed, as the Adviser has signed and acknowledged the fee proposal, dated April 14, 2021.

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